SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

              December 15, 2015

Date of Report (Date of Earliest Event Reported)

Rancon Realty Fund IV,

a California limited partnership

 (Exact name of registrant as specified in its charter)

California

(State or Other Jurisdiction of Incorporation)

0-14207	33-0016355
(Commission File Number)	(IRS Employer Identification No.)

400 South El Camino Real, Suite 1100, San Mateo, California 94402-1708
(Address of principal executive offices) (Zip Code)

(650) 343-9300

 (Fund’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR Sec. 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR Sec. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR Sec. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR Sec. 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On or around December 15, 2015, Rancon Realty Fund IV, a California limited partnership (the “Partnership”), will mail to its limited partners a letter describing the Partnership’s results of operations and financial condition for the quarter ended September 30, 2015, and providing an update on the status of the liquidation and dissolution of the Partnership. A copy of the letter to limited partners is furnished with this Form 8-K as Exhibit 99.1.

Item 7.01	Regulation FD Disclosure.

See Item 2.02 above.

Item 8.01	Other Events.

In accordance with the Partnership’s Plan of Liquidation and Dissolution adopted by the general partners on April 10, 2014 and approved by the limited partners on May 8, 2014, the general partners are proceeding with the liquidation of the Partnership’s assets, including the recent disposition of the following real property assets:

(i)	On December 8, 2015, the Partnership’s wholly-owned subsidiary, Rancon Realty Fund IV Subsidiary LLC, sold one parcel of the improved real property commonly known as Promotional Retail Center I and located at 495 E. Hospitality Lane, San Bernardino, California, to RPM Investments, as qualified intermediary for the benefit of 1400 E. Foothill Limited Partnership, for a total sales price of $4,250,000.

(ii)	As previously reported by the Partnership, approximately 14.7 acres of the Tri-City land owned by the Partnership was part of a 27-acre landfill operated by the City of San Bernardino (the “City”) from approximately 1950 to 1960. In 1996, the Santa Ana Regional Water Quality Control Board, with regulatory jurisdiction over the closure and monitoring of landfills, determined that the City was primarily responsible for the landfill, and the City and the Partnership entered into an agreement giving the City access to the site for development, implementation and financial responsibility for a plan for the remediation of the landfill. The Partnership has entered into an agreement to transfer the landfill land to the City for ten dollars in consideration, which transfer is expected to occur on or around December 15, 2015.

Certain statements contained in this Report, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, in particular, statements about future events and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual events to differ materially from those anticipated. Readers are referred to the risk factors disclosed under Item 1A of Part I in the Partnership’s December 31, 2014 Annual Report on Form 10-K and under the caption “Risk Factors” in the Partnership’s Proxy Consent Solicitation Statement dated April 21, 2014. Forward-looking statements are not intended to be a guaranty of future events. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “possible,” “will,” “can,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that this Current Report is filed with the Securities and Exchange Commission. Neither the Partnership nor the General Partners make any representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements. Actual events could differ materially from any forward-looking statements contained in this Current Report. This Current Report is neither an offer of nor a solicitation to purchase securities.

The information in this Report, including the attached letter, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liability of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits

99.1	Letter to limited partners of the Partnership, dated December 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANCON REALTY FUND IV,
a California limited partnership

By	Rancon Financial Corporation,
The General Partner

By	/s/ Daniel L. Stephenson
Daniel L. Stephenson
Chairman

And	/s/ Daniel L. Stephenson
Daniel L. Stephenson
General Partner

Date: December 15, 2015

INDEX TO EXHIBITS

Exhibit	Description

99.1	Letter to limited partners of the Partnership, dated December 15, 2015.